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                                                                    EXHIBIT 23.6

                                    CONSENT

     Bear, Stearns & Co. Inc. hereby consents to the use of the summary entitled "Opinion of Providence Journal's Financial Advisor" under "THE
MERGER -- Fairness Opinions" and to the references to its fairness opinion dated January 6, 1997 in "SUMMARY -- The Merger -- Recommendation of Providence Journal Board; Providence Journal's Reasons for the Merger," "THE
MERGER -- Background" and "THE MERGER -- Recommendation of Providence Journal Board; Providence Journal's Reasons for the Merger" in the Joint Proxy Statement/Prospectus of The Providence Journal Company and A. H. Belo Corporation forming part of this Registration Statement on Form S-4.

     IN WITNESS WHEREOF, the undersigned has executed this consent this 6th day of January, 1997.

                                            BEAR, STEARNS & CO. INC.

                                            BY: /s/  JAMES B. CARROLL
                                            ------------------------------------
                                                     James B. Carroll
                                                     Managing Director